EXHIBIT N


                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report for The New America High Income Fund, Inc. dated January 17, 1997 (and to all references to our firm) included in or incorporated by reference to Pre-Effective Amendment No. 1 and Amendment No. 22 to Registration Statement File Nos. 333-23253 and 811-5399, respectively.



                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 28, 1997